EXHIBIT 3
         to SCHEDULE 13D


               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                     OF SERIES B CONVERTIBLE PREFERRED STOCK
                              OF PENTON MEDIA, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

         PENTON MEDIA, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

         That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Corporation's Restated Certificate of Incorporation, the said Board of Directors as of March 7, 2002, adopted the following resolution creating a series of 50,000 shares of Preferred Stock designated as "Series B Convertible Preferred Stock":

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

         Section 1.        DESIGNATION AND NUMBER OF SHARES.

         The designation of the series of Preferred Stock authorized hereby shall be "Series B Convertible Preferred Stock" (the "SERIES B PREFERRED STOCK"). The maximum number of shares of Series B Preferred Stock shall be 50,000 shares.

         Section 2.        DIVIDENDS.

         2A.      GENERAL OBLIGATION. When and as declared by the Corporation's
Board of Directors (the "BOARD OF DIRECTORS") and to the extent permitted under the General Corporation Law of the State of Delaware, the Corporation shall pay preferential dividends to the holders of the Series B Preferred Stock as provided in this SECTION 2. Subject to SECTION 8B(I) and except as otherwise provided herein, dividends on each share of Series B Preferred Stock (a "SHARE") shall accrue, whether or not declared or paid, on a daily basis at the Dividend Rate on the sum of (x) the Liquidation Value thereof and (y) all dividends that have accumulated thereon in accordance with SECTION 2B below, from and including the date of issuance of such Share to and including the date on which (i) the Liquidation Value of such Share (plus all Unpaid Dividends thereon) is paid to the holder thereof, (ii) such Share is converted into Common Stock as provided herein, or (iii) such Share is redeemed as provided herein. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. Such dividends (to the extent declared) shall be payable in

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cash, semi-annually in arrears on the last day of June and December of each year beginning June 30, 2002, and if such date is not a Business Day, then on the next succeeding Business Day (the "DIVIDEND REFERENCE DATES"). The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

         2B.      DIVIDEND REFERENCE DATES. For purposes of clarity, to the
extent not paid on a Dividend Reference Date, all dividends which have accrued on each Share outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

         2C.      DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Stock, such payment shall be distributed PRO RATA among the holders thereof based upon the aggregate Unpaid Dividends on the Shares held by each such holder.

         2D.      PARTICIPATING DIVIDENDS. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series B Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B Preferred Stock had all of the outstanding Series B Preferred Stock been converted (without actually requiring such Series B Preferred Stock to be so converted and without regard to any limitation on conversion set forth herein or otherwise) immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         Section 3.        LIQUIDATION.

         3A.      PRIORITY OF SERIES B PREFERRED STOCK UPON LIQUIDATION. Upon
any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) (a "LIQUIDATION EVENT"), each holder of Series B Preferred Stock shall be entitled to be paid in cash, before any distribution or payment is made upon any Junior Securities, an amount (the "SERIES B LIQUIDATION PREFERENCE") per Share equal to the greater of (x) the Liquidation Value of such Share (plus all Unpaid Dividends thereon), (y) the amount to which such holder would be entitled to receive in connection with the applicable Liquidation Event had such holder converted such Share into shares of Common Stock in accordance with the terms hereof (without actually requiring such Share to be so converted and without regard to any limitation on conversion set forth herein or otherwise) immediately prior to such Liquidation Event, and (z) the product of (i) the number of shares of Common Stock into which such Share shall be convertible in accordance with the terms hereof (without actually requiring such Share to be so converted and without regard to any limitation on conversion set forth herein or otherwise) immediately prior to such Liquidation Event and (ii) the Applicable Share Minimum as of the date of such Liquidation Event. If upon any such Liquidation Event, the Corporation's assets to be distributed among the

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holders of the Series B Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this SECTION 3A, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed PRO RATA among such holders based upon the aggregate Series B Liquidation Preference of the Series B Preferred Stock held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Series B Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such Liquidation Event.

         3B.      CHANGE OF CONTROL. In connection with any Change of Control transaction, unless a holder of Shares then outstanding elects to cause the Corporation to redeem the Series B Preferred Stock of such holder in accordance with SECTION 4B below, the consideration to be paid to such holder of the Corporation's capital stock in connection with such transaction shall be allocated such that such holder of Shares receives the amounts to which it would be entitled pursuant to SECTION 3A above as if such Change of Control transaction were a "Liquidation Event"; PROVIDED, HOWEVER, that no such payment shall be effected until the 11th day after the Change of Control Purchase Date and such payment shall be subject to the terms and conditions of the Indenture and the New Indenture. The Corporation shall not approve, adopt or enter into any agreement or arrangement relating to a Change of Control (or amend or modify any such agreement) if such agreement or arrangement (or the effect of any such amendment or modification thereto) does not allocate the consideration to be paid in connection with such transaction in accordance with the immediately preceding sentence and SECTION 4B below.

         Section 4.        REDEMPTION.

         4A.      OPTIONAL REDEMPTION. The Corporation may elect at any time to redeem all or any portion of the Series B Preferred Stock then outstanding PRO RATA among the holders thereof at a redemption price in cash per Share (the "SERIES B REDEMPTION PRICE") equal to the product of (A) the number of shares of Common Stock into which such Share shall be convertible in accordance with the terms hereof (without actually requiring such Share to be so converted and without regard to any limitation on conversion set forth herein or otherwise) on the Redemption Date, and (B) the greater of (x) the Market Price of the Common Stock and (y) the Applicable Share Minimum, in each case determined as of the applicable Redemption Date. The Corporation may exercise its election to redeem the Series B Preferred Stock under this SECTION 4A by sending written notice to each record holder of Shares, notifying such holder of (i) the redemption to be effected, specifying the number of Shares to be redeemed from each holder, (ii) the amount of the Series B Redemption Price (including a reasonably detailed calculation thereof) and the aggregate Series B Redemption Price to be paid to such holder, (iii) the date on which such redemption shall be effected (which date shall be not more than three (3) Business Days after the date on which such notice is sent), and (iv) the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing such holder's Shares. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within three (3) Business Days after surrender of the certificate representing the redeemed Shares.

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         4B.      REDEMPTION IN CONNECTION WITH CHANGE OF CONTROL. In connection with any Change of Control transaction, each holder of Shares then outstanding may elect to cause the Corporation to redeem all, but not less than all, of the Series B Preferred Stock of such holder then outstanding at a redemption price in cash per Share equal to the Series B Redemption Price. Such holder may exercise its election under this SECTION 4B by sending written notice thereof to the Corporation not less than ten (10) Business Days prior to the scheduled closing date of the applicable Change of Control transaction. Within five (5) days after receipt of such written notice, the Corporation shall give written notice of such request to all holders of Series B Preferred Stock, and such notice shall include the information described in clauses (i) through (iv) of
SECTION 4A above; PROVIDED, HOWEVER, that in the case of redemption under this
SECTION 4B, the date on which such redemption shall be effected shall be the 11th day after the Change of Control Purchase Date and the payment of the Series B Redemption Price shall be subject to the terms and conditions of the Indenture and the New Indenture.

         4C.      SCHEDULED REDEMPTION. On the 10th anniversary of the Original
Date of Issuance (the "SCHEDULED REDEMPTION DATE"), the Corporation shall redeem all of the Series B Preferred Stock then outstanding, if any, at a redemption price in cash per Share (the "SCHEDULED REDEMPTION PRICE") equal to the greater of (A) the Liquidation Value of such Share (plus all Unpaid Dividends thereon) and (B) the Series B Redemption Price. The Corporation shall effectuate the redemption of the Shares pursuant to this SECTION 4C by sending written notice to each record holder of Shares not less than 10 Business Days prior to the Scheduled Redemption Date, notifying such holder of (i) the redemption to be effected, specifying the number of Shares to be redeemed from each holder, (ii) the amount of the Scheduled Redemption Price (including a reasonably detailed calculation thereof) and the aggregate Scheduled Redemption Price to be paid to such holder, (iii) the date on which such redemption shall be effected (which date shall be the Scheduled Redemption Date), and (iv) the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing such holder's Shares. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within three (3) Business Days after surrender of the certificate representing the redeemed Shares.

         4D.      REDEMPTION PAYMENTS. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the applicable Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) a cash amount in immediately available funds equal to (i) in the case of a redemption under either of SECTION 4A or SECTION 4B above, the Series B Redemption Price or (ii) in the case of a redemption under SECTION 4C above, the Scheduled Redemption Price (as applicable, the "REDEMPTION PRICE"). If the Corporation's funds that are legally available for redemption of Shares on any Redemption Date are insufficient to pay the aggregate Redemption Price for the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares PRO RATA among the holders of the Shares based upon the aggregate Redemption Price of the Shares held by such holders. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to pay the balance of the Redemption Price for

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the Shares which the Corporation has become obligated to redeem on any
Redemption Date but which it has not redeemed.

         4E.      DIVIDENDS AFTER REDEMPTION DATE. No Share shall be entitled to any dividends accruing after the date on which the Redemption Price of such Share is paid in full to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

         4F.      REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

         4G.      OTHER REDEMPTIONS OR ACQUISITIONS. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares, except as expressly authorized herein.

         Section 5.        VOTING RIGHTS.

         5A.      VOTING WITH COMMON STOCK. The holders of the Series B
Preferred Stock shall be entitled to notice of all meetings of stockholders as and when such notice is provided to the holders of the Common Stock, and except as provided below in this SECTION 5A or in SECTION 5B and SECTION 5C or as otherwise required by applicable law, the holders of the Series B Preferred Stock shall be entitled to vote on all matters (including the election of directors) submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Series B Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to SECTION 6 hereof as of the record date for such vote or, if no record date is specified, as of the date of such vote. Notwithstanding the foregoing: (i) if the Common Stock is listed on The New York Stock Exchange, until the Corporation receives the Share Issuance Approval, the holders of the Series B Preferred Stock may only vote pursuant to this SECTION 5A to the extent that the aggregate number of votes such holders are entitled to cast in respect of their shares of Series B Preferred Stock and Common Stock (to the extent such Common Stock was acquired by such holders upon conversion of Series B Preferred Stock or upon the exercise of any Warrants) does not exceed 6,378,874 votes (as may be adjusted to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect) (the "NYSE CAP"); and (ii) so long as any indebtedness remains outstanding under the Indenture or the New Indenture, the aggregate number of votes that any holder of Series B Preferred Stock is entitled to vote pursuant to this SECTION 5A shall not exceed the Change of Control Cap (as defined below); PROVIDED, that in the event that the Change of Control Cap is equal to or less than zero, then such holder shall not be entitled to cast any votes pursuant to this SECTION 5A. As used herein, the term "CHANGE OF CONTROL CAP" means with respect to any holder of Series B Preferred Stock the quotient obtained by dividing (A) the difference between (x) the product of 35% and the aggregate votes of the aggregate Voting Equity Interests of the Corporation (other than any shares of Series B Preferred Stock held by such holder or shares of Common Stock issuable pursuant to SECTION 6 upon conversion of Series B Preferred Stock held by such holder) and (y) the aggregate number of shares of Common Stock and other Voting Equity Interests held by such holder (other than any shares of Series B Preferred Stock held by such holder or shares of Common Stock issuable pursuant to SECTION 6 upon conversion of Series B Preferred Stock held by such holder) by (B) .65. The Change of Control Cap shall be calculated as of the record date of the applicable vote or, if no record date is specified, as of the date of such vote. Any Group of holders of Series B

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Preferred Stock shall be considered one holder for purposes of the Change of
Control Cap; PROVIDED, that the aggregate number of votes to which each holder of Series B Preferred Stock, in the case of the NYSE Cap, or each member of any such Group, in the case of the Change of Control Cap, is entitled to vote pursuant to this SECTION 5A shall be determined by multiplying:

         (x) the aggregate number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock (without actually requiring such Series B Preferred Stock to be so converted and without regard to any limitation on conversion set forth herein or otherwise) held by such holder or such member of such Group, as the case may be, pursuant to SECTION 6 as of the record date of the applicable vote or, if no record date is specified, as of the date of such vote, by

         (y) a fraction (which for the purposes of this SECTION 5A shall not exceed 1.0), (i) the numerator of which equals the number of votes entitled to be cast pursuant to this SECTION 5A after application, if any, of the NYSE Cap and/or the Change of Control Cap by all holders of Series B Preferred Stock, in the case of the NYSE Cap, or by all members of such Group, in the case of the Change of Control Cap, and
         (ii) the denominator of which equals the number of votes which such holders, in the case of the NYSE Cap, or Group, in the case of the Change of Control Cap, would have been entitled to cast pursuant to this SECTION 5A but for the application, if any, of the NYSE Cap and/or the Change of Control Cap (and without regard to any limitation on conversion set forth herein or otherwise).

Prior to any vote or meeting at which the holders of the Series B Preferred Stock are entitled to vote pursuant to this SECTION 5A, the Corporation shall provide to such holders a calculation of the aggregate number of votes entitled to be cast at such meeting.

         5B.      ELECTION OF DIRECTORS. Subject to SECTION 5B(IV) below, at all times the Board of Directors shall include the directors elected by the holders of the Series B Preferred Stock pursuant to this Section 5.

                  (i)      In addition to the special rights arising under
SECTION 8B and subject to SECTION 5B(IV) below, from the Original Date of Issuance until the 6th anniversary of the Original Date of Issuance, in the election of members of the Board of Directors, the holders of the outstanding Shares, voting separately as a single class to the exclusion of all other classes or series of the Corporation's capital stock and with each Share entitled to one vote, shall be entitled to nominate and elect a total of three
(3) individuals to serve as members of the Board of Directors.

                  (ii)     In addition to the special rights arising under
SECTION 8B and subject to SECTION 5B(IV) below, from and after the 6th anniversary of the Original Date of Issuance, in the election of members of the Board of Directors, the holders of the outstanding Shares, voting separately as a single class to the exclusion of all other classes or series of the Corporation's

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capital stock and with each Share entitled to one vote, shall be entitled to nominate and elect that number of individuals to serve as members of the Board of Directors which, together with the number of directors then elected to the Board of Directors by the holders of the Series B Preferred Stock, shall constitute one less than a minimum majority of the Board of Directors.

                  (iii) Each director nominated and elected by the holders of the Series B Preferred Stock in accordance with this SECTION 5B shall serve on the Board of Directors for a term of office to expire at the third succeeding annual meeting of stockholders after such director's election. Each such director shall serve until such director's successor is duly elected by the holders of the Shares or such director resigns, dies, becomes disqualified or is removed from office by such holders. If the holders of the Shares, for any reason fail to nominate and elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Shares nominate and elect a director to fill such position and shall not be filled by resolution or vote of the Board of Directors or the Corporation's other stockholders. The right of the holders of Series B Preferred Stock to elect members of the Board of Directors may be exercised (i) at any special meeting of the holders of the Series B Preferred Stock, (ii) at any annual or other special meeting of stockholders, and (iii) to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a meeting of stockholders. At any meeting or at any adjournment thereof at which the holders of Series B Preferred Stock elect directors pursuant to this SECTION 5B, the presence, in person or by proxy, of the holders of a majority of the Shares then outstanding shall be required to constitute a quorum for the election or removal of any director pursuant to this SECTION 5B. The vote of a majority of such quorum shall be required to elect or remove any such director.

                  (iv) Notwithstanding the foregoing: (i) at such time as the holders of Series B Preferred Stock cease to hold shares of Series B Preferred Stock having an aggregate Series B Liquidation Preference of at least $25,000,000, the number of directors such holders are then entitled to nominate and elect under SECTION 5B(I) above shall be reduced by one; and (ii) at such time as the holders of Series B Preferred Stock cease to hold shares of Series B Preferred Stock having an aggregate Series B Liquidation Preference of at least $10,000,000, and the outstanding shares of Series B Preferred Stock and Common Stock then Beneficially Owned by such holders constitutes less than 5% of the aggregate votes of the aggregate Voting Equity Interests of the Corporation, such holders shall not be entitled to nominate or elect any directors under
SECTION 5B(I) or SECTION 5B(II).

         5C.      SPECIAL VOTING RIGHTS. In addition to any other rights
provided by law, the Corporation shall not, without first obtaining the affirmative vote or consent in lieu of a meeting of the holders of not less than 75% of the Shares then outstanding:

                  (i) amend, modify, restate or repeal (by merger, consolidation or otherwise) any provision of, or add to (by merger, consolidation or otherwise) the certificate of incorporation or bylaws of the Corporation in any manner which would alter or change the rights, preferences or privileges of the Series B Preferred Stock or create any new class or series of capital stock having rights, preferences or privileges senior to or on parity with the Series B Preferred Stock;

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                  (ii)     authorize or issue (by merger, consolidation or
otherwise) any new or existing class or series of capital stock having any preference or priority as to the payment of dividends or the distribution of assets upon a Liquidation Event, Organic Change or Change of Control superior to or on parity with any such preference or priority of the Series B Preferred Stock, or authorize or issue (by merger, consolidation or otherwise) shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Corporation having any preference or priority as to the payment of dividends or the distribution of assets upon a Liquidation Event, Organic Change or Change of Control senior to or on parity with any such preference or priority of the Series B Preferred Stock;

                  (iii) increase or decrease the authorized number of shares of the Series B Preferred Stock;

                  (iv) reclassify (by merger, consolidation or otherwise) any capital stock into shares having any preference or priority as to the payment of dividends or the distribution of assets upon a Liquidation Event, Organic Change or Change of Control senior to or on parity with any such preference or priority of the Series B Preferred Stock;

                  (v) pay or declare any dividend or distribution on any shares of its capital stock (other than dividends on the Common Stock payable in additional shares of Common Stock) or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock (other than (A) redemptions, retirements, purchases or acquisitions of the Series B Preferred Stock in accordance with the terms of this certificate of designations, (B) the repurchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares and (C) the acquisition of Common Stock in connection with a reduction of the principal or interest payable to the Corporation under the terms of the promissory notes entered into under the Corporation's Executive Loan Program (as defined in the Purchase Agreement); or

                  (vi) increase the size of the Board of Directors to more than 12 directors, other than as may be required pursuant to SECTION 8B(II),
(III) or (IV) hereof.

         Section 6.        CONVERSION; EXCHANGE.

         6A.      CONVERSION PROCEDURE.

                  (i) Subject to the terms of this SECTION 6 and SECTION 8B below, at any time and from time to time any holder of Series B Preferred Stock may convert all or any portion of the Series B Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Common Stock computed by multiplying the number of Shares to be converted by the Liquidation Value (plus all Unpaid Dividends thereon) and dividing the result by the Conversion Price then in effect. Notwithstanding the foregoing: (i) so long as any indebtedness remains outstanding under the Indenture or the New Indenture, no holder of Series

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B Preferred Stock may convert any Shares to the extent that after giving effect to such conversion any such holder or a Group of such holders would be entitled to direct the votes with respect to in excess of 35% of the aggregate votes of the aggregate Voting Equity Interests (as defined in the Indenture) of the Corporation; and (ii) so long as the Common Stock is listed on The New York Stock Exchange, until the Corporation receives the Share Issuance Approval, no holder of Series B Preferred Stock shall convert any Shares to the extent that after giving effect to such conversion the aggregate number of shares of Common Stock acquired by the holders of Shares from and after the Original Date of Issuance as a result of the conversion of Series B Preferred Stock or the exercise of Warrants would exceed 6,378,874 shares of the Common Stock (as may be adjusted to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect).

                  (ii) Except as otherwise provided herein, each conversion of Series B Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series B Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  (iii) The conversion rights of any Share subject to redemption or exchange hereunder shall terminate on the date of redemption for such Share unless the Corporation has failed to pay to the holder thereof the Redemption Price for such Share.

                  (iv) Notwithstanding any other provision hereof, if a conversion of Series B Preferred Stock is to be made in connection with an Organic Change, a Change of Control or such other transaction affecting the Corporation, the conversion of any Shares of Series B Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

                  (v) As soon as possible after a conversion has been effected (but in any event within three (3) Business Days), the Corporation shall deliver to the converting holder:

                          (a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                          (b) a certificate representing any shares of Series B Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (vi) The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred Stock shall be made without charge to the holders of such Series B Preferred Stock for any issuance tax in respect thereof if issued in the name of such holder or

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other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each Share, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                  (vii) The Corporation shall not close its books against the transfer of Series B Preferred Stock or of Common Stock issued or issuable upon conversion of Series B Preferred Stock in any manner which interferes with the timely conversion of Series B Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  (viii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series B Preferred Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series B Preferred Stock.

                  (ix) If the shares of Common Stock issuable by reason of conversion of Series B Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Common Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Common Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

         6B.      CONVERSION PRICE.

                  (i) In order to prevent dilution of the conversion rights granted under this SECTION 6B, the Conversion Price shall be subject to adjustment from time to time pursuant to this SECTION 6B.

                  (ii) If and whenever after the Original Date of Issuance of the Series B Preferred Stock, the Corporation issues or sells, or in accordance with SECTION 6C is deemed to have issued or sold, any share of Common Stock for a consideration per share less than (x) the

Market Price of the Common Stock at such time or (y) the Conversion Price in effect immediately prior to such time (the greater of such amounts being referred to herein as, the "ADJUSTMENT MULTIPLIER"), then immediately upon such issue or sale or deemed issue or sale, the Conversion Price shall be reduced to the Conversion Price determined by multiplying (x) the Conversion Price in effect immediately prior to such issue or sale by (y) the quotient obtained by dividing (i) the sum of (A) the product determined by multiplying the Adjustment Multiplier by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (B) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the product determined by multiplying the Adjustment Multiplier by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                  (iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to a Permitted Issuance (other than a Permitted Issuance of the type described in clause (vi) of the definition thereof if the price per share in such issuance is less than the Conversion Price in effect immediately prior to such issuance).

         6C.      EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under SECTION 6B, the following shall be applicable:

                  (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than (x) the Market Price of the Common Stock determined as of the time of the granting or sale of such Options or (y) the Conversion Price in effect immediately prior to such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the greater of (x) the Market Price of the Common Stock determined as of the time of such issue or sale or (y) the Conversion Price in effect immediately prior to such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this
SECTION 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Conversion Rate. If, in the case of Options and Convertible Securities issued on or after the Original Date of Issuance, the purchase price provided for in any such Options, the additional consideration, if any, payable upon the conversion or exchange of any such Convertible Securities or the rate at which any such Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; PROVIDED, that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Series B Preferred Stock. For purposes of SECTION 6C, if the terms of any Option or Convertible Security which was outstanding as of the Original Date of Issuance are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; PROVIDED, that no such change shall at any time cause the Conversion Price hereunder to be increased.

                  (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; PROVIDED, that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Series B Preferred Stock. For purposes of
SECTION 6C, the expiration or termination of any Option or Convertible Security which was outstanding as of the Original Date of Issuance shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or

Convertible Security caused it to be deemed to have been issued after the Original Date of Issuance.

                  (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                  (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the consideration for the Option shall be the Market Price thereof.

                  (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         6D.      SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation
at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series B

Preferred Stock thereafter surrendered for conversion (without actually requiring such Series B Preferred Stock to be so converted and without regard to any limitation on conversion set forth herein or otherwise) shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of the events described above, had such share of Series B Preferred Stock been converted (without actually requiring such Series B Preferred Stock to be so converted and without regard to any limitation on conversion set forth herein or otherwise) immediately prior to the occurrence of such event. If the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion (without actually requiring such Series B Preferred Stock to be so converted and without regard to any limitation on conversion set forth herein or otherwise) shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of the events described above, had such share of Series B Preferred Stock been converted (without actually requiring such Series B Preferred Stock to be so converted and without regard to any limitation on conversion set forth herein or otherwise) immediately prior to the occurrence of such event.

         6E.      REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR
SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "ORGANIC CHANGE". Prior to the consummation of any Organic Change (other than an Organic Change that is also a Change in Control), the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock (without actually requiring such Series B Preferred Stock to be so converted and without regard to any limitation on conversion set forth herein or otherwise) immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that the provisions of this SECTION 6 and SECTION 7 below shall thereafter be applicable to the Series B Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Series B Preferred Stock , if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

         6F.      CERTAIN DISTRIBUTIONS. In case the Corporation shall at any time or from time to time, prior to conversion of shares of Series B Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged), cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding cash dividends in which holders of shares of Series B Preferred Stock participate, in the manner provided in SECTION 2, dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this
SECTION 6 and any distribution in connection with a Permitted Issuance), or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); PROVIDED, HOWEVER, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series B Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series B Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

         6G.      CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this SECTION 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series B Preferred Stock; PROVIDED, that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this SECTION 6 or decrease the number of shares of Common Stock issuable upon conversion of each Share of Series B Preferred Stock.

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

         6H.      NOTICES.

                  (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series B Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Corporation shall give written notice to all holders of Series B Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any PRO RATA subscription offer to holders of Common Stock, or (c) for determining rights to vote with respect to any Change of Control Organic Change or Liquidation Event.

                  (iii) The Corporation shall also give written notice to the holders of Series B Preferred Stock at least twenty (20) days prior to the date on which any Organic Change or Change of Control shall take place.

         6I.      CONVERSION AT ELECTION OF CORPORATION. Subject to the
restrictions set forth below, at any time and from time to time the Corporation may elect to require holders of Series B Preferred Stock to convert shares of Series B Preferred Stock into shares of Common Stock at the then applicable Conversion Price. The Corporation may exercise its election to convert shares of Series B Preferred Stock pursuant to this SECTION 6I by sending written notice of such conversion to all holders of Shares at least three (3) Business Days prior to the consummation of such conversion; PROVIDED, HOWEVER, that: (A) the Corporation shall not deliver a notice of conversion pursuant to this SECTION 6I and no conversion of Shares may occur pursuant to this SECTION 6I at any time when (i) an Event of Noncompliance has occurred and is continuing, (ii) the proposed conversion would occur within 30 days of any period during which the trading in shares of Common Stock by the Corporation's officers or directors is restricted by the Corporation's policies or within 90 days of another notice delivered by the Corporation pursuant to this SECTION 6I, (iii) the Market Price is less than the Applicable Share Minimum, or (iv) the aggregate number of shares of Common Stock previously issued pursuant to this SECTION 6I during any period of 12 consecutive weeks (when aggregated with the Shares proposed to be converted) would exceed 15% of the aggregate volume of shares of Common Stock traded on The New York Stock Exchange during the 12 week period ended on the Saturday immediately preceding such time; and (B) no single election to convert shares of Series B Preferred Stock pursuant to this SECTION 6I shall be made with respect to a number of shares of Series B Preferred Stock in excess of the sum of (i) 10,000 plus (ii) 25% of the number of Shares, if any, issued after the Original Issuance Date outstanding (in each case as the same may be adjusted to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect). Each conversion of Shares pursuant to this
SECTION 6H shall be made PRO RATA among the holders of the Shares based upon the number of Shares then held by each such holder.

         Section 7. PURCHASE RIGHTS. If the Corporation issues any shares of Common Stock, Options, Convertible Securities, other equity securities or securities containing options or rights to acquire any equity securities or any securities convertible or exchangeable for equity securities, in each case after the date hereof (other than a Permitted Issuance) to any Person (the

"OFFEREE"), such issuance (the "OFFER") will be subject to the right of first offer and participation rights set forth in SECTION 7A and SECTION 7B below.

         7A.      PREFERRED STOCK ISSUANCES. If the securities to be issued in the Offer include any class or series of preferred stock of the Corporation whether by liquidation, dividend or voting rights, the Corporation shall offer such securities (the "PREFERRED OFFERED SECURITIES") to the holders of Shares by delivery of written notice to such holders not less than 30 days prior to the date of the proposed issuance. Such notice shall disclose in reasonable detail the proposed terms (including price terms) and conditions of the Offer (the "PREFERRED OFFER NOTICE"). Each holder of Shares shall have the right to purchase its ratable portion of the Preferred Offered Securities (determined by dividing the number of Shares held by such holder by the total number of Shares then outstanding) on the terms as set forth in the Preferred Offer Notice, by delivery of written notice to the Corporation of such election within 15 days after delivery of the Preferred Issuance Notice (the "PREFERRED ELECTION NOTICE"). If any holder of Shares has elected to purchase any Preferred Offered Securities, the sale of such securities shall be consummated as soon as practical after the delivery of the Preferred Election Notice (but in any event not later than the date on which the proposed issuance is scheduled to close). If the holders of Shares elect to purchase less than all of the Preferred Offered Securities as described above, the Corporation may issue such remaining Preferred Offered Securities to the Offeree at the same price and on the same terms as set forth in the Preferred Issuance Notice during the 45-day period beginning from the date on which the Preferred Election Notice has been delivered to the Corporation. Any Preferred Offered Securities not issued within such 45-day period will be subject to this SECTION 7A upon subsequent issuance.

         7B.      OTHER ISSUANCES. If the securities to be issued pursuant to the Offer do not include any class or series of preferred stock of the Corporation whether by liquidation, dividend or voting rights, the Corporation shall offer to sell to each holder of Shares a number of such securities (the "OFFERED SECURITIES") so that such holder's Ownership Ratio immediately after the issuance of such securities would be equal to such holder's Ownership Ratio immediately prior to such issuance of securities. The Corporation shall give each holder of Shares at least 30 days prior written notice of any proposed issuance, which notice shall disclose in reasonable detail the proposed terms and conditions of such issuance (the "ISSUANCE NOTICE"). Each holder of Shares shall be entitled to purchase its ratable portion of the Offered Securities at the same price, on the same terms, and at the same time as the securities are issued to the Offeree by delivery of written notice to the Corporation of such election within 15 days after delivery of the Issuance Notice (the "ELECTION NOTICE"); PROVIDED, that if more than one type of security is proposed to be issued, such holder shall, if it exercises its rights pursuant to this SECTION 7B, purchase such securities in the same ratio to be issued to the Offeree. If any holder of Shares has elected to purchase any Offered Securities, the sale of such securities shall be consummated as soon as practical after the delivery of the Election Notice (but in any event not later than the date on which the proposed issuance is scheduled to close).

         Section 8.        EVENTS OF NONCOMPLIANCE.

         8A.      DEFINITION. An Event of Noncompliance shall have occurred if:

                  (i) (A) the Corporation fails to pay in full in cash any cash dividends (to the extent declared), Series B Liquidation Preference or Series B Redemption Price (or any amount owing under SECTION 3B, SECTION 4B,
SECTION 4C or Section 4D or otherwise herein) to the holders of the Series B Preferred Stock as and when required to be paid hereunder and such failure continues for more than five (5) Business Days, (B) the Corporation breaches or otherwise fails to perform or observe in any material respect any covenant or agreement set forth in SECTION 5C(v) hereof, or (C) breaches or otherwise fails to perform or observe in any material respect any covenant or agreement set forth in Section 9.1(b), 9.1(c) or 9.1(d) of the Purchase Agreement;

                  (ii) the Corporation breaches or otherwise fails to perform or observe in any material respect any other covenant or agreement set forth herein or in the Purchase Agreement (including, without limitation, Section 9.2(a) thereof), other than those covenants and agreements that are referred to in SECTION 8A(I) above which shall be governed by the terms of
SECTION 8A(I), and such breach or failure is not cured within 90 days from the first date on which a responsible officer of the Corporation has knowledge of such breach or failure;

                  (iii) any representation or warranty made by the Corporation in the Purchase Agreement or in any certificate furnished in connection therewith ceases to be true in any material respect (or, to the extent such representation or warranty is qualified by materiality or Material Adverse Effect (as defined in the Purchase Agreement), in any respect) as of the date made;

                  (iv) any (x) default which results in the acceleration of any indebtedness, where the principal amount of such indebtedness, when added to the principal amount of all other indebtedness of the Corporation then in default, exceeds $5,000,000, or (y) a judgment or judgments for the payment of more than $1,000,000 in the aggregate (net of any portion of such judgment or judgements paid by the Corporation's insurance carrier) is or are entered against the Corporation and such judgment or judgments is or are not discharged or dismissed or stayed pending appeal within 90 days after entry;

                  (v) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 90 days;

                  (vi) the shelf registration statement to be filed with the Securities and Exchange Commission in accordance with the terms of the Registration Agreement (i) is not filed within 45 days of the Original Date of Issuance, or (ii) is not declared effective within 90 days of the filing thereof, or such registration statement ceases to be effective at any time prior to the sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) thereunder; or

                  (vii) the Corporation does not obtain the Share Issuance Approval on or prior to June 28, 2002 (it being understood that an Event of Noncompliance of the type described in this SECTION 8A(VII) shall be deemed cured upon the subsequent receipt of the Share Issuance Approval).

         8B.      CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

                  (i) If an Event of Noncompliance has occurred, other than an Event of Noncompliance of the type described in SECTION 8A(VII), the Dividend Rate on the Series B Preferred Stock shall increase immediately by an increment of 1%. Thereafter, other than in the case of an Event of Noncompliance of the type described in SECTION 8A(VI) and SECTION 8A(VII), until such time as no Event of Noncompliance exists or such event has been waived in writing by the holders of a majority of the Shares then outstanding, the Dividend Rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of 1% (but in no event shall the Dividend Rate be increased pursuant to this sentence by more than 5%). Any increase of the Dividend Rate resulting from the operation of this paragraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

                  (ii) If (x) any Event of Noncompliance of the type described in SECTION 8A(I) has occurred or (y) any Event of Noncompliance of the type described in SECTION 8A(II) through SECTION 8A(IV) has occurred and, in the case of this clause (y), such Event of Noncompliance has not been cured on or prior to the last day of the Corporation's next successive fiscal quarter, then such number of Agreed Directors as described below shall immediately resign from the Board of Directors and the holders of a majority of the Series B Preferred Stock then outstanding shall have the special right, voting separately as a single class (with each Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect individuals to fill such vacancies, to remove any individuals elected to such directorships and to fill any subsequent vacancies in such directorships. The number of Agreed Directors required to resign pursuant to the preceding sentence shall be the number required such that the number of directors then elected to the Board of Directors by the holders of the Series B Preferred Stock (including any directors elected pursuant to the preceding sentence) shall constitute one less than a minimum majority of the Board of Directors. In the event that any one or more of the Agreed Directors fail to resign from the Board of Directors as contemplated above (regardless of the reason or reasons therefor), the number of directors constituting the Board of Directors shall be increased by such number which, together with the number of directors then elected to the Board of Directors by the holders of the Series B Preferred Stock (including any directors elected pursuant to the first sentence of this SECTION 8A(II)) shall constitute one less than a minimum majority of the Board of Directors, and the holders of a majority of the Series B Preferred Stock then outstanding, shall have the special right, voting separately as a single class (with each Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such directorships and to fill any subsequent vacancies in such directorships. The special rights described in this SECTION 8B(II) shall continue until such time as there is no longer any Event of Noncompliance in existence that gives rise to the right of the holders of the Series B Preferred Stock to elect such directors, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder. Notwithstanding the foregoing, the remedies set forth in this
SECTION 8B(II) shall not be effective at any time when the holders of the Series B Preferred Stock cease to hold shares of Series B Preferred Stock having an aggregate Series B Liquidation Preference of at least $10,000,000, and the outstanding shares of Series B Preferred Stock and Common Stock then Beneficially Owned by such holders constitutes less than 5% of the aggregate votes of the aggregate Voting Equity Interests of the Corporation.

                  (iii) If any Event of Noncompliance of the type described in SECTION 8A(II) through SECTION 8A(IV) has occurred, then two (2) of the Agreed Directors shall immediately resign from the Board of Directors and the holders of a majority of the Series B Preferred Stock then outstanding shall have the special right, voting separately as a single class (with each Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect individuals to fill such vacancies, to remove any individuals elected to such directorships and to fill any subsequent vacancies in such directorships. In the event that neither one nor two of the Agreed Directors resign from the Board of Directors as contemplated above (regardless of the reason or reasons therefor), the number of directors constituting the Board of Directors shall be increased by one or two directors, as the case may be, and the holders of a majority of the Series B Preferred Stock then outstanding, shall have the special right, voting separately as a single class (with each Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such directorships and to fill any subsequent vacancies in such directorships. The special rights described in this SECTION 8B(III) shall continue until such time as there is no longer any Event of Noncompliance in existence that gives rise to the right of the holders of the Series B Preferred Stock to elect such directors, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder; PROVIDED, that if such Event of Noncompliance has not been cured on or prior to the last day of the Corporation's next successive fiscal quarter, such special right shall terminate as of such date and the right described in SECTION 8B(II) above shall govern. Notwithstanding the foregoing, the remedies set forth in this SECTION 8B(III) shall not be effective at any time when the holders of the Series B Preferred Stock cease to hold shares of Series B Preferred Stock having an aggregate Series B Liquidation Preference of at least $10,000,000, and the outstanding shares of Series B Preferred Stock and Common Stock then Beneficially Owned by such holders constitutes less than 5% of the aggregate votes of the aggregate Voting Equity Interests of the Corporation.

                  (iv) If any Event of Noncompliance of the type described in SECTION 8A(V) has occurred, then each of the Agreed Directors shall immediately resign from the Board of Directors and the holders of a majority of the Series B Preferred Stock then outstanding shall have the special right, voting separately as a single class (with each Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect individuals to fill such vacancies, to remove any individuals elected to such directorships and to fill any subsequent vacancies in such directorships. In the event that any one or more of the Agreed Directors fail to resign from the Board of Directors as contemplated above (regardless of the reason or reasons therefor), or if the total number of Agreed Directors together with the number of directors then elected to the Board of Directors by the holders of the Series B Preferred Stock (not taking into account any directors elected pursuant to the preceding sentence) does not constitute a majority of the Board of Directors, then the number of directors constituting the Board of Directors shall be increased by such number which, together with the number of directors then elected to the Board of Directors by the holders of the Series B Preferred Stock (including any directors elected pursuant to the preceding sentence) shall constitute a minimum majority of the Board of Directors, and the holders of a majority of the Series B Preferred Stock then outstanding shall have the special right, voting separately as a single class (with each Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such directorships and to fill any subsequent vacancies in such directorships. The special rights described in this SECTION 8B(IV) shall continue until such time as there is no longer any Event of Noncompliance in existence that gives rise to the right of the holders of the Series B Preferred Stock to elect such directors, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder. Notwithstanding the foregoing, the remedies set forth in this SECTION 8B(IV) shall not be effective at any time when the holders of the Series B Preferred Stock cease to hold shares of Series B Preferred Stock having an aggregate Series B Liquidation Preference of at least $10,000,000, and the outstanding shares of Series B Preferred Stock and Common Stock then Beneficially Owned by such holders constitutes less than 5% of the aggregate votes of the aggregate Voting Equity Interests of the Corporation.

                  (v)      If an Event of Noncompliance of the type described in
SECTION 8A(VII) occurs, the Conversion Price of the Series B Preferred Stock shall be reduced immediately by 20% of the Conversion Price in effect immediately prior to such adjustment. Thereafter, until the Corporation obtains the Share Issuance Approval, every 90 days the Conversion Price shall be reduced immediately by 20% of the Conversion Price in effect immediately prior to such adjustment (subject to a maximum reduction under this SECTION 8B(V) not to exceed 50% of the Conversion Price that would have been in effect as of such date had the adjustments provided for in this SECTION 8B(V) not occurred). Upon receipt of the Share Issuance Approval, the Conversion Price in effect immediately prior to such receipt shall be readjusted to the Conversion Price that would have been in effect as of such receipt had the adjustments provided for in this SECTION 8B(V) not occurred and taking into account for purposes of such readjustment any other adjustments to the Conversion Price that would have been made during the continuation of the Event of Noncompliance which triggered the adjustments provided for in this SECTION 8B(V) had the adjustments provided for in this SECTION 8B(V) not occurred. In the event that the Conversion Price is required to be adjusted pursuant to this SECTION 8B(V) and at the same time an adjustment to the Conversion Price is required to be made under SECTION 8B(VI) and/or SECTION 8B(VII) below, then the adjustment required to be made under this SECTION 8B(V) shall be made after giving effect to the adjustment required under SECTION 8B(VI) and/or SECTION 8B(VII).

                  (vi)     If an Event of Noncompliance of the type described in
SECTION 8A(I)(C) occurs, the Conversion Price of the Series B Preferred Stock shall be reduced immediately by $.76 (subject to adjustment to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect). At such time as such Event of Noncompliance is no longer in existence, the Conversion Price in effect immediately prior to such time shall be readjusted to the Conversion Price that would have been in effect as of such time had the adjustments provided for in this SECTION 8B(VI) not occurred and taking into account for purposes of such readjustment any other adjustments to the Conversion Price that would have been made during the continuation of the Event of Noncompliance which triggered the adjustments provided for in this
SECTION 8B(VI) had the adjustments provided for in this SECTION 8B(VI) not occurred. In the event that the Conversion Price is required to be adjusted pursuant to this SECTION 8B(VI) and at the same time an adjustment to the Conversion Price is required to be made under SECTION 8B(V) above, then the adjustment required to be made under this SECTION 8B(VI) shall be made before giving effect to the adjustment required under SECTION 8B(V). Notwithstanding the foregoing, no reduction of the Conversion Price pursuant to this SECTION 8B(VI) shall be made at any time when representatives of holders of the Series B Preferred Stock constitute a majority of the Board of Directors, whether elected pursuant to SECTION 5B, this SECTION 8B or otherwise. Notwithstanding the foregoing, in no event will the Conversion Price be reduced below $.01.

                  (vii)    If an Event of Noncompliance of the type described in
SECTION 8A(II) occurs as a result of the Corporation's breach or failure to perform or observe its obligations arising under Section 9.2(a) of the Purchase Agreement, the Conversion Price of the Series B Preferred Stock shall be reduced immediately by $.76 (subject to adjustment to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect). Thereafter, until the such Event of Noncompliance is no longer in existence, every 90 days the Conversion Price shall be reduced immediately by $.76 (subject to adjustment to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect), subject to a maximum reduction under this SECTION 8B(VII) not to exceed $3.80 (also subject to adjustment to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect). At such time as such Event of Noncompliance is no longer in existence, the Conversion Price in effect immediately prior to such time shall be readjusted to the Conversion Price that would have been in effect as of such time had the adjustments provided for in this SECTION 8B(VII) not occurred and taking into account for purposes of such readjustment any other adjustments to the Conversion Price that would have been made during the continuation of the Event of Noncompliance which triggered the adjustments provided for in this
SECTION 8B(VII) had the adjustment provided for in this SECTION 8B(VII) not occurred. In the event that the Conversion Price is required to be adjusted pursuant to this SECTION 8B(VII) and at the same time an adjustment to the Conversion Price is required to be made under SECTION 8B(V) above, then the adjustment required to be made under this SECTION 8B(VII) shall be made before giving effect to the adjustment required under SECTION 8B(V). Notwithstanding the foregoing, no reduction of the Conversion Price pursuant to this SECTION 8B(VII) shall be made at any time when representatives of holders of the Series B Preferred Stock constitute a majority of the Board of Directors, whether elected pursuant to SECTION 5B, this SECTION 8B or otherwise. Notwithstanding the foregoing, in no event will the Conversion Price be reduced below $.01.

                  (viii) If any Event of Noncompliance exists, each holder of Series B Preferred Stock shall also have any other rights which such holder is entitled to at any time under the

Purchase Agreement, any other contract or agreement and any other rights which such holder may have pursuant to applicable law.

         8C.      ELECTION PROCEDURES.

                  (i) The special rights of the holders of the Series B Preferred Stock to elect members of the Board of Directors pursuant to SECTION 8B(II), (III) or (IV) may be exercised at (x) a special meeting called pursuant to this SECTION 8C, (y) at any annual or other special meeting of stockholders, and (z) to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a meeting of stockholders.

                  (ii) At any time when such rights have vested in the holders of Series B Preferred Stock, a proper officer of the Corporation shall, upon the written request of the holder of at least 10% of the Preferred Stock then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Series B Preferred Stock for the purpose of electing directors pursuant to SECTION 8B. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 5 days after personal service of such written request upon the secretary of the Corporation or within 10 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Series B Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. Any holder of Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this paragraph.

                  (iii) At any meeting or at any adjournment thereof at which the holders of Series B Preferred Stock have the special right to elect directors pursuant to SECTION 8B, the presence, in person or by proxy, of the holders of a majority of the Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Series B Preferred Stock exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

                  (iv) Any director so elected by the holders of Preferred Stock shall continue to serve as a director until the expiration of the lesser of (a) a period of six months following the date on which there is no longer any Event of Noncompliance in existence that gave rise to the special right to elect such director or (b) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the Board of Directors of the Corporation shall decrease to such number as constituted the whole Board of Directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

         Section 9. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office a register for the registration of Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series B Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series B Preferred Stock represented by the surrendered certificate.

         Section 10. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series B Preferred Stock , and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series B Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         Section 11.       DEFINITIONS.

         "ABACUS" means ABACUS Master Fund, Ltd.

         "ADJUSTMENT MULTIPLIER" has the meaning set forth in SECTION 6B(II).

         "AGREED DIRECTORS" means each member of the Board of Directors who has entered into a letter agreement with ABRY Mezzanine Partners, L.P., ABACUS and Sandler, dated as of the Original Date of Issuance, pursuant to which such director has agreed to resign from the Board of Directors upon the occurrence of certain events and circumstances set forth therein.

         "APPLICABLE SHARE MINIMUM" means, (i) $15.18 if the applicable date of determination occurs prior to the third anniversary of the Original Date of Issuance, (ii) $17.51 if the applicable date of determination occurs after the third but prior to the fourth anniversary of the Original Date of Issuance,
(iii) $19.31 if the applicable date of determination occurs after the fourth but prior to the fifth anniversary of the Original Date of Issuance, and (iv) $23.26 if the applicable date of determination occurs after the fifth, but prior to the sixth anniversary of the Original Date of Issuance, in each case subject to adjustment to reflect any stock split, stock dividend, reclassification, recapitalizations or other transaction having a similar effect.

         "BENEFICIALLY OWN" has the meaning set forth in Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act of 1934, as amended.

         "BUSINESS DAY" means any day other than a Saturday, Sunday, or any day on which banks in New York City are authorized or obligated by applicable law to close.

         "CHANGE OF CONTROL" means: (i) any sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the Corporation's assets, on a consolidated basis, in one transaction or a series of related transactions, to any Person (including any group that is deemed to be a Person); (ii) the consummation of any transaction involving the Corporation, including, without limitation, any merger or consolidation, whereby any Person (including any group that is deemed to be a Person ) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the aggregate voting equity securities of the Corporation or the surviving entity or entities of such transaction if other than the Corporation;
(iii) the Continuing Directors cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iv) the Corporation adopts a plan of liquidation.

         "CHANGE OF CONTROL CAP" has the meaning set forth in SECTION 5A.

         "CHANGE OF CONTROL PURCHASE DATE" means the date on which any Notes tendered in the offer required by SECTION 10.1 of the Indenture are repurchased by the Corporation, which date shall not be later than the 35th Business Day after the consummation of a Change of Control transaction.

         "COMMON STOCK" means, collectively, the Corporation's Common Stock, par value $.01 per share (including any associated Right, as defined in and issued pursuant to the Rights Agreement, dated as of June 9, 2000, by and between the Corporation and Harris Trust and Savings Bank, as Rights Agent), and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

         "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to SECTIONS 6C(I) and 6C(II) hereof whether or not the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock.

         "CONTINUING DIRECTORS" means during any period of 12 consecutive months, individuals who at the beginning of any such 12-month period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Corporation, if such agreement was approved by a vote of such majority of directors).

         "CONVERSION PRICE" of any Share shall be equal to: (i) $7.61 from the Original Date of Issuance until the day immediately preceding the 6th anniversary of the Original Date of

Issuance, as may be adjusted pursuant to SECTION 6 and SECTION 8B; and (ii) from and after the 6th anniversary of the Original Date of Issuance, the lesser of
(x) the Conversion Price in effect pursuant to clause (i) above as of the day immediately preceding the 6th anniversary of the Original Date of Issuance, as the same may be adjusted pursuant to SECTION 6 and SECTION 8B, and (y) the greater of (A) 90% of the Market Price of the Common Stock as of the relevant conversion date and (B) $4.50, as the same may be adjusted pursuant to SECTION 6 and SECTION 8B.

         "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

         "CORPORATION" means Penton Media, Inc., a Delaware corporation.

         "DIVIDEND RATE" of any Share shall be equal to: (i) a rate of 7.0% PER ANNUM from the Original Date of Issuance until the day immediately preceding the 6th anniversary of the Original Date of Issuance (unless at any time during such period the Corporation shall have received the Share Issuance Approval, in which case (x) if the Share Issuance Approval is received on or prior to the 6th month anniversary of the Original Date of Issuance, the "Dividend Rate" shall be equal to a rate of 5.0% PER ANNUM adjusted retroactively to the Original Date of Issuance, or (y) if the Share Issuance Approval is received after the 6th month anniversary of the Original Date of Issuance, the "Dividend Rate" shall be equal to a rate of 5.0% PER ANNUM from and after the date on which the Corporation received the Share Issuance Approval through the end of such period); and (ii) 15% from and after the 6th anniversary of the Original Date of Issuance, in each case subject to adjustment pursuant to SECTION 8B(I).

         "DIVIDEND REFERENCE DATE" has the meaning set forth in SECTION 2A.

         "ELECTION NOTICE" has the meaning set forth in SECTION 7B.

         "EVENT OF NONCOMPLIANCE" means the events described in SECTION 8A.

         "GROUP" has the meaning set forth in Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended; PROVIDED, that until the termination of the Purchase Agreement, all holders of Series B Preferred Stock shall be deemed to be a member of a Group for purposes of SECTION 5A and SECTION 6A(I) hereof unless such holders unanimously agree in writing otherwise.

         "INDENTURE" means the Indenture, dated as of June 28, 2001, by and among Penton Media, Inc. as Issuer, the Subsidiary Guarantors therein, and the Bank of New York as Trustee, with respect to the 10.375% $185,000,000 Senior Subordinated Notes due June 15, 2011 as amended or supplemented from time to time in accordance with the terms thereof and in accordance with the terms of the Purchase Agreement.

         "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Series B Preferred Stock.

         "LIQUIDATION EVENT" has the meaning set forth in SECTION 3A.

         "LIQUIDATION VALUE" of any Share shall be equal to (i) from the Original Date of Issuance until the day immediately preceding the 6th anniversary of the Original Date of Issuance, $1,000.00, and (ii) from and after the 6th anniversary of the Original Date of Issuance, $4,570, unless the Corporation has not received the Share Issuance Approval as of such date, in which case the "Liquidation Value" of such Shares shall be $9,140, in each case as the same may be adjusted to reflect any stock split, stock dividend, reclassification, recapitalization or other transaction having a similar effect.

         "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case (i) averaged over a period of 30 days consisting of the day as of which "Market Price" is being determined and the 29 consecutive Business Days prior to such day, and (ii) averaged on a volume-weighted basis based on the trading volume for each such Business Day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series B Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series B Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

         "NEW INDENTURE" has the meaning set forth in the Purchase Agreement.

         "NOTES" means, collectively (i) the Initial Notes as defined in the Indenture in effect as of the date hereof, (ii) the Exchange Notes as defined in the Indenture in effect as of the date hereof, and (iii) the Additional Notes as defined in the Indenture in effect as of the date hereof.

         "NYSE CAP" has the meaning set forth in SECTION 5A.

         "OFFER" has the meaning set forth in SECTION 7.

         "OFFEREE" has the meaning set forth in SECTION 7.

         "OFFER NOTICE" has the meaning set forth in SECTION 7B.

         "OFFERED SECURITIES" has the meaning set forth in SECTION 7B.

         "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

         "ORGANIC CHANGE" has the meaning set forth in SECTION 6E.

         "ORIGINAL DATE OF ISSUANCE" means March 19, 2002.

         "OWNERSHIP RATIO" means, as to any Person at any time of determination, the percentage obtained by dividing the amount of shares of Common Stock held by such Person on a fully diluted, as-if-converted basis at such time by the aggregate amount of shares of Common Stock outstanding fully diluted, as-if-converted basis at such time (without regard to any limitation on conversion set forth herein or otherwise).

         "PERMITTED ISSUANCE" means (i) the issuance or granting of Common Stock (including restricted, deferred or performance shares), Options or Convertible Securities to employees of the Corporation and its Subsidiaries or the exercise thereof pursuant to a Stock Option Plan, to the extent the aggregate Common Stock, Options or Convertible Securities issued or granted pursuant to this clause (i) do not exceed 15% of the Common Stock Deemed Outstanding on the day before the Original Date of Issuance (subject to adjustment to reflect any stock split, stock dividend, reclassification, recapitalization or other transaction having a similar effect), (ii) the issuance of Common Stock hereunder, (iii) the issuance of Common Stock upon the exercise of the Warrants, (iv) the issuance of Common Stock by the Corporation for consideration other than cash pursuant to a consummated merger, consolidation, acquisition, or similar business combination, so long as (A) such issuance was approved by a majority of the Preferred Directors or (B) the aggregate Common Stock, Options or Convertible Securities issued or granted pursuant to this clause (iv) and the following clause (v) does not exceed 5% of the Common Stock Deemed Outstanding on the day before the Original Date of Issuance (subject to adjustment to reflect any stock split, stock dividend, reclassification, recapitalization or other transaction having a similar effect), (v) the issuance of Common Stock pursuant to any securities issued to a bank or other similar financial institution in connection with a loan or other indebtedness for borrowed money (PROVIDED, that the Board of Directors has approved the issuance of such securities and loan or other indebtedness), to the extent the aggregate Common Stock, Options or Convertible Securities issued or granted pursuant to this clause (v) and the preceding clause (iv) does not exceed 5% of the Common Stock Deemed Outstanding on the day before the Original Date of Issuance (subject to adjustment to reflect any stock split, stock dividend, reclassification, recapitalization or other transaction having a similar effect)); or (vi) the issuance of Common Stock by the Corporation pursuant to an underwritten offering registered with the Securities and Exchange Commission.

         "PERSON" or "PERSON" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

         "PREFERRED DIRECTORS" means the member of the Board of Directors elected by the holders of the Series B Shares pursuant to SECTION 5B.

         "PREFERRED ELECTION NOTICE" has the meaning set forth in SECTION 8A.

         "PREFERRED OFFER NOTICE" has the meaning set forth in SECTION 8A.

         "PREFERRED OFFER SECURITIES" has the meaning set forth in SECTION 8A.

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

         "PURCHASE AGREEMENT" means the Amended and Restated Series B Convertible Preferred Stock and Warrant Purchase Agreement, dated as of March 18, 2002, by and between the Corporation, ABRY Mezzanine Partners, L.P., ABACUS and Sandler, as such agreement may from time to time be amended in accordance with its terms.

         "REDEMPTION DATE" means any date on which shares of Series B Preferred Stock are scheduled to be redeemed pursuant to any of SECTIONS 4A, SECTION 4B or
SECTION 4C.

         "REDEMPTION PRICE" has the meaning set forth in SECTION 4D.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of Original Date of Issuance, by and between the Corporation, ABRY Mezzanine Partners, L.P., ABACUS and Sandler, as such agreement may from time to time be amended in accordance with its terms.

         "SANDLER" has the meaning set forth in the Purchase Agreement.

         "SCHEDULED REDEMPTION DATE" has the meaning set forth in SECTION 4C.

         "SCHEDULED REDEMPTION PRICE" has the meaning set forth in SECTION 4C.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SERIES B LIQUIDATION PREFERENCE" has the meaning set forth in SECTION 3A.

         "SERIES B REDEMPTION PRICE" has the meaning set forth in SECTION 4A.

         "SHARE" has the meaning set forth in SECTION 2A.

         "SHARE ISSUANCE APPROVAL" has the meaning set forth in the Purchase Agreement.

         "STOCK OPTION PLAN" means any stock option plan for the benefit of the Corporation's officers, employees or directors which has been approved by the Board of Directors (or a committee thereof that has the authority to administer any such plan), including, without limitation, the Corporation's 1998 Equity and Performance Incentive Plan, the Corporation's 1998 Director Stock Option Plan, the Corporation's Management Stock Purchase Plan and the Corporation's Employee Stock Purchase Plan.

         "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability

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

company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

         "UNPAID DIVIDENDS" means with respect to each Share (i) as of any date of determination prior to the 6th anniversary of the Original Date of Issuance, all accumulated dividends and accrued and unpaid but not yet accumulated dividends thereon from and including the date of issuance of such Share to and including such date of determination, and (ii) as of any date of determination on or after the 6th anniversary of the Original Date of Issuance, all accumulated dividends and accrued and unpaid but not yet accumulated dividends thereon that have accumulated and accrued solely from and including the 6th anniversary of the Original Date of Issuance to and including such date of determination.

         "VOTING EQUITY INTERESTS" has the meaning set forth in the Indenture.

         "WARRANTS" means the warrants to purchase shares of Common Stock issued under the Purchase Agreement.

         Section 12. AMENDMENT AND WAIVER. No amendment, modification or waiver of any provision hereof shall be binding or effective without the prior written consent of the holders of at least 75% of the Series B Preferred Stock outstanding at the time such action is taken; EXCEPT, that the holders of a majority of the outstanding Series B Preferred Stock may waive the application of any of the provisions set forth in SECTION 8B, other than SECTION 8B(V), (VI) or (VII) which shall require the approval of holders of at least 75% of the Series B Preferred Stock.

         Section 13. NOTICES. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                     * * * *

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

         IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the foregoing as of this 18th day of March, 2002.


                                   PENTON MEDIA, INC.


                                   By:  /s/  Preston L. Vice
                                        ---------------------------------------
                                        Name:   Preston L. Vice
                                        Title:  Senior Vice President and
                                                Secretary





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